Exhibit 10.2

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of September 13, 2011, is by and among HORIZON LINES, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower as Guarantors, certain Lenders and WELLS FARGO BANK, N.A. (successor-by-merger to Wachovia Bank, National Association), as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

RECITALS

A. The Borrower, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of August 8, 2007 (as amended by that certain First Amendment to Credit Agreement dated as of June 11, 2009, as amended by that certain Second Amendment to Credit Agreement and Waiver dated as of March 9, 2011, as amended by that certain Third Amendment to Credit Agreement dated as of June 24, 2011, and as further amended and otherwise modified from time to time, the “Credit Agreement”).

B. The Credit Parties have requested that the Administrative Agent and the Required Lenders make certain modifications to the Credit Agreement to, among other things, facilitate the refinancing of the Credit Party Obligations under the Credit Agreement.

C. The Administrative Agent and the Required Lenders have agreed to do so, but only pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Estoppel, Acknowledgement and Reaffirmation. The Credit Parties hereby acknowledge and agree that, as of September 13, 2011, the aggregate outstanding principal amount of (i) the Revolving Loans was $190,000,000, (ii) the Term Loan was $79,687,500 and (iii) LOC Obligations was $19,120,845, each of which amounts constitute a valid and subsisting obligation of the Credit Parties to the Lenders that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. The Credit Parties hereby acknowledge their obligations under the respective Credit Documents to which they are party, reaffirm that each of the liens and security interests created and granted in or pursuant to the Security Documents is valid and subsisting and agree that this Agreement shall in no manner impair or otherwise adversely affect such obligations, liens or security interests, except as explicitly set forth herein.

2. Amendments to Credit Agreement. Effective as of the Fourth Amendment Effective Date (as defined below) upon the terms and subject to the conditions herein, and in reliance on the representations and warranties contained herein, the Credit Agreement shall be amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions to such section in the appropriate alphabetical order:

“Fourth Amendment” shall mean the Fourth Amendment to Credit Agreement, dated as of the Fourth Amendment Effective Date, among the Credit Parties, the Administrative Agent, and the Required Lenders.

“Fourth Amendment Effective Date” means September 13, 2011.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Fourth Amendment Effective Date, among the Borrower, the Guarantors, the Agent, and the Second Lien Agent, as amended or modified from time to time in accordance with the provisions thereof.

“Restructuring Support Agreement” means collectively each of those certain Restructuring Support Agreements, dated as of June 1, 2011, by and among the Borrower, its Subsidiaries party thereto, and certain holders of a majority of the 2007 Senior Unsecured Convertible Notes, as amended, modified or supplemented from time to time.

“Second Lien Agent” means Cantor Fitzgerald Securities LLC, not in its individual capacity but solely in its capacity as the agent for the benefit of the Second Lien Lenders, together with any successor or replacement trustee acting in such capacity.

“Second Lien Credit Agreement” means that certain Second Lien Term Loan Facility, dated as of Fourth Amendment Effective Date, among the Borrower, the Guarantors, the Second Lien Agent, and the Second Lien Lenders, pursuant to which the Second Lien Lenders agree to extend loans to the Credit Parties in the aggregate principal amount not to exceed $25,000,000, as such agreement may be amended or modified from time to time consistent with the terms of the Intercreditor Agreement.

“Second Lien Lenders” shall have the meaning ascribed to such term in the Intercreditor Agreement.

“Second Lien Loan Documents” shall have the meaning ascribed to such term in the Intercreditor Agreement.

“Second Lien Security Documents” shall have the meaning ascribed to such term in the Intercreditor Agreement.

(b) The definition of Cash Equivalents and Short-Term Investments in Section 1.1 of the Credit Agreement is hereby amended by restating clause (j) of such definition to read in its entirety as follows: “(j) in the case of Foreign Subsidiaries, substantially similar foreign equivalents of those Cash Equivalents and Short-Term Investments described in clauses (a) through (i) above.”

(c) The definition of Material Adverse Effect in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property, assets or condition (financial or otherwise) of the Borrower, individually, or the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of the Credit Parties and their Subsidiaries taken as a whole, to perform their payment obligations under the Credit Documents or the ability of the Credit Parties taken as a whole to perform their material obligations (other than payment obligations) under the Credit Documents or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Credit Documents or the material rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder. Notwithstanding anything herein to the contrary, the occurrence of (i) the DOJ Judgment and Payment Deferral, (ii) any default or event of default under the 2007 Senior Unsecured Convertible Notes arising solely in connection with the DOJ Judgment and Payment Deferral (only to the extent that such default or event of default has not resulted, or does not result, in the 2007 Senior Unsecured Convertible Notes being declared due and payable prior to the stated maturity thereof), (iii) the Borrower’s senior management changes announced on February 24, 2011, and/or (iv) any of the events or items described on or referenced in Schedule 1.1(e), shall not be construed, individually or in the aggregate, as causing or being reasonably expected to cause a Material Adverse Effect on any Credit Party or any of their Subsidiaries.

(d) The definition of Permitted Liens in Section 1.1 of the Credit Agreement is hereby amended by replacing the term “[Reserved]” in clause (r) of such definition with the following:

Liens granted by the Loan Parties to the Second Lien Agent, for the benefit of the Second Lien Lenders, pursuant to the Second Lien Security Documents to the extent that (i) such Liens are subject at all times to the terms and conditions of the Intercreditor Agreement and (ii) the aggregate principal amount of Indebtedness secured thereby does not exceed $25,000,000;

(e) The definition of Restricted Payment in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Restricted Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Capital Stock of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Capital Stock of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (d) any payment with respect to any earn out obligation, (e) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt of any Credit Party or any of its Subsidiaries, (f) the payment by any Credit Party or any of its Subsidiaries of any management, advisory or consulting fee to any Person or the payment of any extraordinary salary, bonus or other form of compensation to any Person who is directly or indirectly a significant partner, shareholder, owner or executive officer of any such Person, to the extent such extraordinary salary, bonus or other form of compensation is not included in the corporate overhead of such Credit Party or such Subsidiary, (g) any cash payment with respect to Indebtedness convertible into Capital Stock due upon the conversion thereof, (h) any payment of any amount owed with respect to the DOJ Judgment and Payment Deferral prior to the date on which such payment is due, (i) any prepayment of principal or any redemption, purchase, retirement, defeasance, sinking fund or similar payment prior to maturity with respect to any unsecured Indebtedness, Indebtedness convertible into Capital Stock or other Indebtedness junior to the Loans of any Credit Party or any of its Subsidiaries, (j) from and after the Fourth Amendment Effective Date, any cash payment, prepayment, redemption, purchase, retirement, defeasance, sinking fund or similar cash payment with respect to the Indebtedness of the Credit Parties under the Second Lien Credit Agreement, the Second Lien Security Documents, the Restructuring Support Agreement or any documents or instruments relating thereto other than payment of reasonable expenses and regularly scheduled interest, fees, and other amounts becoming due thereunder to the extent (1) such payments are permitted by and have not been blocked under Section 2.3 of the Intercreditor Agreement and (2) such payments are funded dollar-for-dollar by advances made under the Second Lien Credit Agreement and received by the Borrower, provided that once the outstanding principal amount of term loans advanced to the Borrower under the Second Lien Credit Agreement equals $25 million, subsequent payments pursuant to this clause (j) may be funded in an aggregate amount not to exceed $500,000 from sources other than advances under the Second Lien Credit Agreement if, at the time of any such payment, (A) no Default or Event of Default under Section 8.1(a) hereof has occurred and is continuing, (B) the Loans have not been accelerated under Section 8.2 hereof, and (C) none of the Restructuring Support Agreements has been terminated or modified in any manner prohibited by Section 7.15 hereof (it being agreed that this clause (j) shall not apply to or restrict any return to the Second Lien Lenders of amounts held in the Escrow Account (as defined in the Second Lien Credit Agreement) although such return may otherwise constitute or give rise to a Default or Event of Default hereunder), or (k) from and after the Fourth Amendment Effective Date, any cash payment, prepayment, redemption, purchase, retirement, defeasance, sinking fund or similar cash payment with respect to the Indebtedness of the Credit Parties under the 2007 Senior Unsecured Notes or any documents or instruments relating thereto other than payment of reasonable expenses and payment of regularly scheduled interest, fees, and other amounts, in each case accruing or incurred after the Fourth Amendment Effective Date and becoming due thereunder.

(f) The definition of Subordinated Debt in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Subordinated Debt” shall mean any Indebtedness incurred by any Credit Party which by its terms is specifically subordinated in right of payment to the prior payment of the Credit Party Obligations and contains subordination and other terms reasonably acceptable to the Administrative Agent, but for the avoidance of doubt, excluding the Indebtedness evidenced by the Second Lien Loan Documents.

(g) The definition of Transaction Costs in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Transaction Costs” shall mean the fees and expenses, including but not limited to professional fees and expenses, incurred by the Borrower and its Subsidiaries in connection with (a) the Transactions, (b) the First Amendment, (c) the Second Amendment, (d) any consent or waiver of the holders of the 2007 Senior Unsecured Convertible Notes in connection with the DOJ Judgment and Payment Deferral or otherwise, (e) any proposed refinancing of the Credit Party Obligations or the Indebtedness under the 2007 Senior Unsecured Convertible Notes, (f) the Third Amendment, (g) the Fourth Amendment, (h) the Second Lien Credit Agreement, and (i) the Restructuring Support Agreement (provided that any fees and expenses incurred by the Borrower and its Subsidiaries in connection with the foregoing clauses (c), (d), (e), (f), (g), (h) and (i) in excess of an aggregate amount of $15,000,000 shall be deemed not to constitute “Transaction Costs” for purposes of this Agreement).

(h) Section 4.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Representations and Warranties. The representations and warranties made by the Credit Parties herein, in the Security Documents or which are contained in any certificate furnished at any time under or in connection herewith shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly related to an earlier date); provided, however, notwithstanding the foregoing, from and after the Fourth Amendment Effective Date, the Borrower shall not be required, as a condition precedent to the Fourth Amendment Effective Date or any Extension of Credit, to make the representations and warranties contained in Section 3.16 hereof, and shall be deemed not to have made such representations and warranties in Section 3.16 hereof in connection with the Fourth Amendment or each Extension of Credit after the Fourth Amendment Effective Date.

(i) Section 5.7 of the Credit Agreement is hereby amended by (i) striking the word “and” at the end of Section 5.7(h), (ii) replacing the period at the end of Section 5.7(i) with a semi-colon and the word “and”, and (iii) adding a new subsection (j) to read as follows:

(j) promptly, of the occurrence of any default or event of default under the Second Lien Credit Agreement, any breach or termination of the Restructuring Support Agreement, or of any withdrawal by or repayment to any of the Second Lien Lenders of any funds in the Escrow Account.

(j) Section 7.1 of the Credit Agreement is hereby amended by (i) striking the word “and” at the end of Section 7.1(s), (ii) replacing the period at the end of Section 7.1(t) with a semi-colon and the word “and”, and (iii) adding a new subsection (u) to read as follows:

(u) Indebtedness of the Credit Parties arising under the Second Lien Loan Documents in an aggregate principal amount which does not exceed $25,000,000, to the extent that (1) the loans and advances in connection therewith are funded directly into accounts subject to a Deposit Account Control Agreement, and (2) the Borrower has provided written notice to the Administrative Agent of the date, amount and anticipated usage of such loans and advances substantially contemporaneously with the Borrower’s notice of borrowing with respect thereto under the Second Lien Credit Agreement.

(k) Section 7.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.3 Nature of Business

The Credit Parties will not, nor will they permit any Subsidiary to, alter the character of their business in any material respect from that conducted as of the Closing Date, except for reasonable extensions thereof and businesses reasonably related, ancillary or complimentary thereto; provided, however, that nothing in this Section 7.3 shall restrict any Credit Party or its Subsidiaries from pursuing and implementing strategic alternatives with respect to the trans-Pacific service of the Credit Parties and their respective Subsidiaries, including, but not limited to, (i) changing the existing service offering, (ii) entering into vessel sharing arrangements with other trans-Pacific carriers, and (iii) shutting down or effecting other dispositions of the trans-Pacific service and the assets related thereto, in each case to the extent any such actions do not cause or result in a Material Adverse Effect.

(l) Section 7.4(a) of the Credit Agreement is hereby amended by (1) striking the word “and” and the end of clause (xv) thereof, (2) striking the period at the end of clause (xvi) thereof and replacing it with a semi-colon, (3) amending and restating clause (xvi) thereof in its entirety by deleting the existing clause (xvi) thereof and substituting therefor a new clause (xvi) as follows, and (4) adding new clauses (xvii), (xviii) and (xix) reading in their entirety as follows:

(xvi) the sale, wind-up, shutdown or other disposition (in one or more transactions) of all or substantially all of the current business of Horizon Logistics, LLC and its subsidiary Aero Logistics, LLC as integrated third-party logistics providers of transportation and distribution solutions (including transportation management, full truckload and less-than truckload transportation brokerage, international ocean transportation as a Non-Vessel Operating Common Carrier, expedited ground and international air, and warehousing and distribution services) to client-shippers requiring transportation services principally to, from and within North America (such business, the “Logistics Business”), whether such sale or sales, wind-up, shutdown or other dispositions are consummated via one or more dispositions of the Capital Stock in such Subsidiaries and/or via one or more dispositions of the assets and liabilities of the Logistics Business;

(xvii) the sale or other disposition of (A) ownership interests in three (3) refurbished Hitachi cranes with tag numbers H209-14, H209-16 and H209-17 and the so-called “Subic Bay crane” with tag number HC01110600000, each located in Guam, and (B) interests in Rubber Tire Gantry Cranes with serial numbers G924 and G925, each located in Hawaii;

(xviii) the sale or other disposition of the three cranes not yet placed into service that were initially purchased for use in Horizon Lines, LLC’s Anchorage, Alaska terminal; and

(xix) with respect to the trans-Pacific service of the Credit Parties and their Subsidiaries, the entry into vessel sharing arrangements with other trans-Pacific carriers and/or the shutdown or other disposition of the trans-Pacific service and the assets related thereto, in each case to the extent not causing or resulting in a Material Adverse Effect.

(m) Section 7.4(a) of the Credit Agreement is further amended by amending and restating clauses (A) and (C) in the last paragraph of Section 7.4(a) to read respectively as follows:

(A) with respect to clauses (i)(A), (vi), (vii)(B), (xiv), (xv), and (xvii) through (xix) above, at least 75% of the consideration received thereof by the Credit Parties or any such Subsidiary shall be in the form of cash or Cash Equivalents and Short-Term Investments, …

(C) with respect to clauses (iii), (vi), (vii), (viii), (ix), (xvi), (xvii), (xviii) and (xix) above, no Default or Event of Default shall exist or shall result therefrom; [.]

(n) Section 7.9 of the Credit Agreement is hereby amended by revising clause (i) thereof to read in its entirety as follows: “(i) this Agreement, the other Credit Documents, or the Second Lien Loan Documents”[.]

(o) Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.10 Restricted Payments.

The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person; (b) to make dividends or other distributions payable to the Credit Parties (directly or indirectly through its Subsidiaries) and (c) to pay the premium under the convertible bond hedging transactions evidenced by confirmation agreements dated as of August 1, 2007 between the Borrower and each of Goldman, Sachs & Co., Bank of America, N.A. and Wachovia, in each case pursuant to the terms thereof.

(p) The Credit Agreement is further amended by adding a new section 7.15 which reads in its entirety as follows:

Section 7.15 Amendment of Restructuring Support Agreement.

The Credit Parties will not, without the prior written consent of the Required Lenders, amend, modify, waive or extend, or permit the amendment, modification, waiver or extension of any term of any Restructuring Support Agreement (as in effect on the Fourth Amendment Effective Date) in a manner that (a) delays the implementation of the refinancing transactions contemplated therein later than October 15, 2011, (b) contemplates any treatment of the Credit Party Obligations other than the full cash repayment thereof (or in the case of Letters of Credit, the replacement, cash collateralization or support thereof with other letters of credit satisfactory to the Issuing Lender in its sole discretion) upon such implementation, or (c) adds any conditions precedent or other requirements upon the Credit Parties which materially and adversely affects the Credit Parties’ ability to consummate the refinancing transactions contemplated therein.

(q) Section 8.1(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(e) Bankruptcy Default. (i) A Credit Party or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or a Credit Party or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Credit Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against a Credit Party or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) a Credit Party or any of its Subsidiaries shall take any action indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Credit Party or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing their inability to, pay its debts as they become due; or [.]

(r) Section 8.1(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(f) Judgment Default. On or after the Fourth Amendment Effective Date, (i) one or more judgments, decrees, settlements or fines (individually, a “Judgment” and collectively, the “Judgments”)(other than each of the items referenced in the second and the last items of Schedule 1.1(e), to the extent constituting a Judgment or Judgments) shall be entered into by, or entered, issued or levied against, a Credit Party or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by insurance) of $1,000,000 or more and all such Judgments shall not have been paid and satisfied in full, vacated, discharged in full, stayed or bonded pending appeal within 45 days from the entry thereof; (ii) any injunction, temporary restraining order or similar decree shall be issued against a Credit Party or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or (iii) any default or event of default shall occur under Section 5.01(h) (judgment default) or any successor section of the Indenture, dated as of August 8, 2007, between the Borrower, as issuer, and The Bank of New York Trust Company, N.A., as trustee, relating to the 2007 Senior Unsecured Convertible Notes; or [.]

(s) Section 8.1(m) of the Credit Agreement is amended and restated in its entirety to read as follows:

(m) Other Cross-Defaults. On or after the Fourth Amendment Effective Date, the Credit Parties or any of their Subsidiaries shall default in (i) the payment when due under any Contractual Obligation which would become an event of default under such agreement and which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) the performance or observance, of any obligation or condition of any Contractual Obligation which has become an event of default under such agreement and which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or [.]

(t) Section 8.1 of the Credit Agreement is further amended by striking the word “or” at the end of subsection (o) thereof, replacing the period at the end of subsection (p) thereof with a semi-colon, and adding new subsections (q), (r) and (s) to read as follows:

(q) Second Lien Credit Agreement. Any default (which is not waived or cured within the applicable grace period) or any event of default shall occur under the Second Lien Credit Agreement or the Second Lien Security Documents, or any of the Second Lien Lenders shall remove or withdraw from the Escrow Account (as defined in the Second Lien Credit Agreement) any of the funds deposited therein at any time other than to fund loans to the Borrower;

(r) Restructuring Event of Default. (i) A breach (which is not promptly waived or cured) of any of the Credit Parties’ (or their Subsidiaries’) material obligations under any Restructuring Support Agreement and the Restructuring Term Sheet incorporated therein; (ii) the termination of any of the Restructuring Support Agreements; or (iii) Borrower’s failure to issue the First Lien Secured Notes and the Second Lien Secured Notes (each as defined in the Restructuring Support Agreements) and close the Exchange Offer, each on terms and conditions described in the Restructuring Support Agreements, by September 30, 2011 or such later date to which such deadline is extended pursuant to the Restructuring Support Agreements;

(s) Intercreditor Agreement. The provisions of the Intercreditor Agreement shall cease to be in full force and effect or shall cease to give the Administrative Agent or the Lenders the rights, powers and privileges purported to be created thereby, or any Credit Party shall contest in any manner the validity or enforceability of the Intercreditor Agreement.

(u) The Credit Agreement is further amended by adding as a schedule, in the appropriate numerical order, Schedule 1.1(e), in the form and content as attached to this Agreement in Exhibit “A” hereto.

3. Lender Advisor. Counsel to the Administrative Agent has engaged a financial advisor to monitor the Credit Parties’ financial and operational performance and conduct (or subcontract) an appraisal or field exam of the Collateral. The Credit Parties hereby acknowledge and reaffirm their obligations, in accordance with the terms of the Second Amendment, to (a) provide commercially reasonable cooperation with such financial advisor and provide such financial advisor with reasonable access to any non-privileged information reasonably necessary for it to perform the services for which it was engaged and (b) promptly reimburse counsel to the Administrative Agent for all reasonable documented fees and out-of-pocket expenses incurred in connection with counsel’s engagement of such financial advisor promptly after written demand therefor.

4. Amendment Fee. As a condition to the effectiveness of this Agreement, the Borrower shall pay to the Administrative Agent, for the account of each Lender that executes this Agreement and returns a signature page hereto to the Administrative Agent no later than 1:00 pm Eastern time on September 13, 2011, a fee of 10 basis points on the sum of (i) the amount of such Lender’s Revolving Commitment plus (ii) the amount of the Term Loan held by such Lender (the “Amendment Fee”). The Amendment Fee shall be fully earned and non-refundable as of the Fourth Amendment Effective Date.

5. Conditions Precedent. This Agreement shall be and become effective as of the date of satisfaction, provided that such date of satisfaction occurs on or before September 13, 2011 (the “Fourth Amendment Effective Date”), of the following conditions in form and substance satisfactory to the Administrative Agent:

(a) The Administrative Agent shall have received counterparts of this Agreement duly executed by each of the Credit Parties, the Administrative Agent and the Required Lenders;

(b) The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Credit Documents to which such Credit Party is a party;

(c) The Administrative Agent shall have received customary favorable opinions of counsel to the Borrower, addressed to the Administrative Agent and each Lender, dated the Fourth Amendment Effective Date, and in form and substance, including without limitation opinions as to corporate authority and no conflicts with customarily applicable laws or organizational documents, satisfactory to the Administrative Agent;

(d) The Administrative Agent shall have received the Amendment Fee (for the account of each Lender that executes this Agreement) and all other fees due and payable to the Administrative Agent in each case in connection with the arrangement, negotiation, preparation, execution and delivery of this Agreement;

(e) The Administrative Agent shall have received reimbursement from the Borrower for all costs (including without limitation reasonable fees and costs of counsel to the Administrative Agent and the financial advisor engaged by counsel to the Administrative Agent) incurred in connection with the Credit Documents and this Agreement and invoiced through the Fourth Amendment Effective Date;

(f) The Administrative Agent shall have received the Intercreditor Agreement, in form and content satisfactory to the Administrative Agent, executed by each of the Credit Parties and the Second Lien Agent (for itself and on behalf of the Second Lien Lenders);

(g) The Administrative Agent shall have received true and complete copies of the Second Lien Credit Agreement, together with each of the other principal documents, instruments and agreements executed and delivered in connection therewith, including, without limitation the guaranties, all security agreements and other agreements executed and delivered in connection therewith pursuant to which any security interests are granted, the Disclosure Letter, the Commitment Letter and the Escrow Agreement, as such terms are defined in the Second Lien Credit Agreement, all such agreements, documents and instruments being satisfactory in form and content to the Administrative Agent;

(h) The Administrative Agent shall have received confirmation, in form and substance reasonably acceptable to the Administrative Agent, that the Borrower shall make or have made the following payments pursuant to a written statement of the flow of funds substantially simultaneously with the closing of the Second Lien Credit Agreement, such statement being in form and substance satisfactory to the Administrative Agent: (i) the payment in full of the accrued interest due under the 2007 Senior Unsecured Convertible Notes that was due on August 15, 2011; (ii) the payment in full of all fees, costs and expenses due and payable to or for the benefit of the lenders under the Second Lien Credit Agreement upon the effectiveness thereof (including the reimbursement of funds relating to any commitment or similar fees and expenses paid on or after August 15, 2011 by the Borrower in connection therewith); (iii) the payment in full of all fees, costs and expenses due and payable in connection with the Restructuring Support Agreements as of the date hereof (including the reimbursement of funds relating to any commitment or similar fees and expenses paid on or after August 15, 2011 by the Borrower in connection therewith); and (iv) the payment in full of all fees, costs and expenses due and payable to or for the benefit of the holders of the 2007 Senior Unsecured Convertible Notes as of the date hereof. Payments pursuant to clauses (ii), (iii) and (iv) hereof shall include all such professional fees and expenses arising or incurred prior to the Fourth Amendment Effective Date that are unpaid as of such date;

(i) The Administrative Agent shall have received true and complete copies of the Restructuring Support Agreement and all exhibits and schedules thereto and all amendments, modifications or restatements thereof as of the Fourth Amendment Effective Date; and

(j) The Administrative Agent shall have received an opinion of counsel to the Credit Parties, dated as of the Fourth Amendment Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent providing the opinion that no conflicts exist between the Credit Agreement and the Security Documents, as amended by this Agreement, and the Second Lien Credit Agreement and the Second Lien Collateral Documents (in each case subject to customary limitations). The Administrative Agent shall have received evidence that the Administrative Agent and the Lenders have been permitted to rely on such opinion or opinions, such evidence to be in form and substance acceptable to the Administrative Agent.

6. Representations of the Credit Parties. Each of the Credit Parties hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Each of the Credit Parties has the full corporate or company power and authority to enter, execute and deliver this Agreement and perform its obligations hereunder, under the Credit Agreement, as amended hereby, and under each of the Credit Documents. The execution, delivery and performance by each of the Credit Parties of this Agreement, and the performance by each of the Credit Parties of the Credit Agreement, as amended hereby, and each other Credit Document to which it is a party, in each case, are within such Person’s powers and have been authorized by all necessary corporate, limited liability or partnership action of such Person.

(b) This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with its execution, delivery or performance of this Agreement and the transactions contemplated hereby.

(d) The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) materially violate, contravene or conflict with any laws applicable to it or any of its Subsidiaries.

(e) As of the date hereof after giving effect to this Agreement, no Default or Event of Default exists under the Credit Agreement or any of the other Credit Documents.

(f) As of the date hereof after giving effect to this Agreement, the representations and warranties made by the Credit Parties in each of the Credit Documents (i) with respect to representations and warranties that contain a materiality qualification, are true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, are true and correct in all material respects, in each case on and as of the Fourth Amendment Effective Date as if made on and as of such date (except for those which expressly relate to an earlier date).

(g) The proceeds from the initial advance under the Second Lien Credit Agreement, made on or about the Fourth Amendment Effective Date, shall be transferred to make the payments described in Section 5(h) hereof in accordance with the written statement of the flow of funds provided by the Borrower to the Administrative Agent in accordance with Section 5(h) hereof.

7. Release. In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Agreement, each of the Credit Parties hereby releases and forever discharges the Administrative Agent, the Lenders and　each of the Administrative Agent’s and the Lenders’ predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Credit Documents through the date of this Agreement, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which each of the Credit Parties may have or claim to have against any of the Lender Group.

8. Reaffirmation of Guaranty. Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Credit Documents after giving effect to the transactions contemplated hereby and (c) agrees that except as expressly provided herein, this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Credit Documents.

9. Expenses. Upon written demand therefor, the Credit Parties shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent (including without limitation the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent and the financial advisor engaged by counsel to the Administrative Agent) in connection with or related to the negotiation, drafting, and execution of this Agreement and the closing of the transactions contemplated hereby.

10. Authorization of Administrative Agent. Each of the Lenders executing this Agreement hereby authorizes and requests the Administrative Agent to execute and deliver this Agreement, the Intercreditor Agreement, and all such other documents, agreements and instruments which are necessary or reasonably incidental thereto to give effect to the terms thereof.

11. Reference to and Effect on Credit Documents. Except as specifically modified herein, the Credit Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent and the Lenders under any of the Credit Documents, or constitute a waiver or amendment of any provision of any of the Credit Documents, except as expressly set forth herein. This Agreement shall constitute a Credit Document.

12. Further Assurances. The Credit Parties each agree to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

13. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT AS SET FORTH IN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

14. Miscellaneous.

(a) This Agreement shall be binding on and shall inure to the benefit of the Credit Parties, the Administrative Agent, the Lenders and their respective successors and permitted assigns. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Credit Parties, the Administrative Agent and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.

(b) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(c) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(d) Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Credit Documents, the provision contained in this Agreement shall govern and control.

(e) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by telecopy or other electronic imaging means (including .pdf) shall be effective as an original.

15. Entirety. This Agreement and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement and the other Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

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IN WITNESS WHEREOF the parties hereto have caused this Fourth Amendment to Credit Agreement to be duly executed on the date first above written.

BORROWER:	HORIZON LINES, INC.,
a Delaware corporation

By:
Name:
Title:

GUARANTORS:	HORIZON LOGISTICS, LLC,
a Delaware limited liability company

By:
Name:
Title:

HORIZON LINES OF PUERTO RICO, INC.,
a Delaware corporation

By:
Name:
Title:

HORIZON LINES OF ALASKA, LLC,
a Delaware limited liability company

By:
Name:
Title:

SEA-LOGIX, LLC,
a Delaware limited liability company

By:
Name:
Title:

FOURTH AMENDMENT TO CREDIT AGREEMENT

HORIZON LINES, LLC,
a Delaware limited liability company

By:
Name:
Title:

HORIZON SERVICES GROUP, LLC, a Delaware limited liability company

By:
Name:
Title:

HAWAII STEVEDORES, INC., a Hawaiian corporation

By:
Name:
Title:

AERO LOGISTICS, LLC, a Delaware limited liability company

By:
Name:
Title:

HORIZON LINES HOLDING CORP., a Delaware corporation

By:
Name:
Title:

FOURTH AMENDMENT TO CREDIT AGREEMENT

HORIZON LINES OF GUAM, LLC,
a Delaware limited liability company

By:
Name:
Title:

HORIZON LINES VESSELS, LLC, a Delaware limited liability company

By:
Name:
Title:

FOURTH AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A.
(successor-by-merger to Wachovia Bank,
National Association), as a Lender
and as Administrative Agent

By:
Name:
Title:

FOURTH AMENDMENT TO CREDIT AGREEMENT

LENDERS:
[INSERT NAME OF LENDER ABOVE]

By:
Name:
Title:

FOURTH AMENDMENT TO CREDIT AGREEMENT

EXHIBIT “A”

Schedule 1.1(e)

The following items shall not constitute a Material Adverse Effect:

1.	Notice of delisting of the Borrower’s stock on the New York Stock Exchange (NYSE), so long as the Borrower is diligently pursuing a plan of action with the NYSE to avoid delisting.

2.	Settlement of non-antitrust litigation in the aggregate amount not to exceed $7.5 million.

3.	Events described in the Borrower’s Form 10-Q for the quarterly period ended March 27, 2011 filed on April 29, 2011, including those described in Section 15 (Commitment and Contingencies) and Section 17 (Subsequent Events) of Part I, and in Section 1 (Legal Proceedings) and Section 5 (Other Information) of Part II.

4.	Events described in the Borrower’s Form 10-Q for the quarterly period ended June 26, 2011 filed on July 29, 2011, including those described in Section 16 (Commitment and Contingencies) of Part I, and in Section 1 (Legal Proceedings) of Part II.

5.	Items disclosed in writing to, and acknowledged by, the Administrative Agent on or prior to the Fourth Amendment Effective Date. The Borrower acknowledges that the Administrative Agent shall disclose such items to the “private side” Lenders in a confidential manner.

FOURTH AMENDMENT TO CREDIT AGREEMENT